                                                                EXHIBIT 99(I)(2)

     IN WASHINGTON, D.C.                           SULLIVAN & WORCESTER LLP                      IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                      ONE POST OFFICE SQUARE                        767 THIRD AVENUE
   WASHINGTON, D.C. 20036                        BOSTON, MASSACHUSETTS 02109                 NEW YORK, NEW YORK 10017
       (202) 775-8190                                  (617) 338-2800                             (212) 486-8200
    FAX NO. 202-293-2275                            FAX NO. 617-338-2880                       FAX NO. 212-758-2151

                                                        Boston
                                                        July 19, 2000

Prudential Investments Fund Management LLC
Three Gateway Center
Newark, New Jersey 07102-4077

                          Re: Prudential Equity Fund
                              ----------------------

Ladies and Gentlemen:

        Please refer to our opinion letter to you of January 20, 2000, concerning certain matters of Massachusetts law relating to the organization and shares of Prudential Equity Income Fund, a trust with transferable shares under Massachusetts law (the "Fund"). We hereby confirm the opinions stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 22 to the Fund's Registration Statement on Form N-1A, Registration No. 33-9269, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 22 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-4864 (collectively, the "Amendment"), relating to the several classes of shares of beneficial interest, $.01 par value, of the Fund (the "Shares"). In giving this consent, we do not hereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

        Please note that our confirmation of the opinions set forth in our letter of January 20, 2000 relates to the Fund and its shares as they then existed, and is based solely on the state of facts prevailing at that time. We have conducted no further investigation of those facts, as they may have changed since January 20, 2000, and our opinions, as so confirmed, should not be understood as relating to the status of the Fund and its shares at the present time.

                                        Very truly yours,

                                        /s/ Sullivan & Worcester

                                        SULLIVAN & WORCESTER LLP